Exhibit 24(b)(8.37)
SIXTH AMENDMENT OF PARTICIPATION AGREEMENT

This Amendment by and among ING Life Insurance and Annuity Company, ReliaStar
Life Insurance Company, ReliaStar Life Insurance Company of New York, (collectively "ING")
American Funds Distributors, Inc. and American Funds Service Company ("Transfer Agent") is
effective May 1, 2009.

WHEREAS, the parties have entered into a Participation Agreement dated January 1,
2003, as amended (the "Agreement");

WHEREAS, on May 1, 2009, shares of the American Funds Money Market Fund will be offered for sale to the public;

WHEREAS, on May 1, 2009, the Funds will offer Class R-6 shares for sale to Plans;

WHEREAS, the parties desire to amend the Agreement to include the new fund and share class and to make certain other changes;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, the parties hereby amend the Agreement as follows:

1.	Unless the context denotes otherwise, all references to "Fund" or "Funds" in the
Agreement shall include American Funds Money Market Fund; provided however, that the availability of compensation in respect of American Funds Money Market
Fund is conditional on Firm executing this Amendment.

2.	Unless the context denotes otherwise, all references to "Class R shares" or "shares" in the Agreement shall include Class R-6 shares.

3.	The following paragraph is added to Section 11 (Miscellaneous) of the Agreement:

(r) Compliance with laws. Each party to this Agreement agrees to comply with all applicable laws, including applicable state privacy laws.

4.	Schedule A is deleted and replaced with the attached Schedule A.

5.	Schedule C (Fees to ING) is amended as follows:

The chart in paragraph 1(a) (Servicing Fees) is deleted and replaced by the following:

		Share Class	Annual Rate

		Class A Shares	%
Class R-1%
Class R-2%
Class R-3%
Class R-4%
Class R-5%
Class R-6%

In addition, the following paragraphs are added to Schedule C:

	•	ING acknowledges and agrees that Transfer Agent may discontinue making payments in respect of American Funds Money Market Fund if the fund’s investment adviser determines, in its sole discretion, that the yield on the fund’s portfolio securities does not support such payments. Transfer Agent currently intends to make these payments under this Agreement.

	•	Transfer Agent reserves the right not to pay any fees more than six (6) months in arrears in respect of accounts and/or assets that were not timely identified as eligible for compensation pursuant to this Agreement.

6.	The following provision is added to the Agreement:

	•	New Accounts may not be established in The Cash Management Trust of America and The U.S. Treasury Money Fund of America on or after May 1, 2009.

7.	All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

8.	All other provisions of the Agreement remain in effect without change.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers, effective as of the date set forth above.

AMERICAN FUNDS DISTRIBUTORS, INC.		AMERICAN FUNDS SERVICE
COMPANY

By:	/s/ David Givner	By:	/s/ Ryan Rue
Name:		Name:	Ryan Rue
Title:		Title:	Asst. VP

ING LIFE INSURANCE AND ANNUITY		RELIASTAR LIFE INSURANCE
COMPANY		COMPANY

By:	/s/ Lisa S. Gilarde	By:	/s/ Ralph Ferraro
Name:	Lisa S. Gilarde	Name:	Ralph Ferraro
Title:	Vice President	Title:	Senior Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Ralph Ferraro
Name:	Ralph Ferraro
Title:	Senior Vice President

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Schedule A

Subject to the provisions below, Class A shares and Class R shares of the following Funds are available for investments by the Accounts:

AMCAP Fund
American Balanced Fund
American Funds Money Market Fund
American Funds Target Date Retirement Series
American High-Income Trust
American Mutual Fund
Bond Fund of America
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
Cash Management Trust of America*
EuroPacific Growth Fund
Fundamental Investors
Growth Fund of America
Income Fund of America
Intermediate Bond Fund of America
International Growth and Income Fund
Investment Company of America
New Economy Fund
New Perspective Fund
New World Fund
Short-Term Bond Fund of America
SMALLCAP World Fund
U.S. Government Securities Fund
U.S. Treasury Money Fund of America*
Washington Mutual Investors Fund

* Fund is closed to new investors

Except for the three Plans listed below, beginning September 2, 2003 no additional Plans may invest in Class A shares of the Funds through the Accounts unless: (1) they are already invested in Class A shares as of such date; and (2) prior, written approval is given by the Distributor (as evidenced, for example, by e-mall, letter or other written communication).

City of San Jose Plan State of Florida Plan State of Kansas Plan

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